SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 23, 2003
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10435 Downsville Pike Hagerstown, Maryland (Address of principal executive of offices)	21740-1766 (Zip code)

Registrants telephone number including area code: (301) 790-3400

N/A (Former Name or former address if changed since last report)

2
Item 1-6.	Not applicable
Item 7.	Exhibit. The following exhibit is filed herewith pursuant to Item 9:

     Exhibit 99.1

     Press Release Issued by Allegheny Energy, Inc. on June 23, 2003
     announcing that its common equity ratio (common equity to capital capitalization) has fallen below the level required under certain key
     Securities and Exchange Commission (SEC) authorizations. As a result, the Company will be required to obtain further SEC authorization to engage in financing and other activities that are critical to its near-term financial viability.

Item 8.	Not applicable.
Item 9.

     Regulation FD Disclosure

     The information in this report, including the exhibit, is being furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of
     Section 18 of the Securities Exchange Act of 1934.

     Allegheny Energy, Inc. announced on June 23, 2003 its common equity ratio (common equity to capital capitalization) has fallen below the level required under certain key Securities and Exchange Commission (SEC)
     authorizations. As a result, the Company will be required to obtain further SEC authorization to engage in financing and other activities that are critical to its near-term financial viability.

Item 10-12.	Not applicable.

3 SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
By: /s/ Michael P. Morrell Name: Michael P. Morrell Title: Senior Vice President

DATED: June 24, 2003

4 EXHIBIT INDEX
Exhibit Number Description

99.1                              Press Release Issued by Allegheny Energy, Inc. on June 23, 2003
                                     announcing that its common equity ratio (common equity to capital capitalization) has fallen below the level required under certain key
                                     Securities and Exchange Commission (SEC) authorizations. As a result, the Company will be required to obtain further SEC authorization to engage in financing and other activities that are critical to its near-term financial viability.